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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE

        SONICBLUE TO FILE FOR VOLUNTARY REORGANIZATION UNDER CHAPTER 11; PROPOSES TO SELL REPLAYTV AND RIO BUSINESS UNITS TO D&M HOLDINGS; SIGNS DEFINITIVE AGREEMENT WITH OPTA SYSTEMS TO SELL GOVIDEO ASSETS

      SANTA CLARA, CA - March 21, 2003 - SONICblue(TM) Incorporated (Nasdaq:
SBLU) announced today that it and three of its subsidiaries will file voluntary petitions for reorganization under Chapter 11 in the United States Bankruptcy Court of the Northern District of California, San Jose Division.

      SONICblue also announced that it has signed a non-binding letter of intent with D&M Holdings Inc. (TSE II: 6735), the Japanese parent company of audio equipment subsidiaries Denon Ltd. and Marantz Japan, Inc., pursuant to which SONICblue proposes to sell the assets comprising SONICblue's ReplayTV and Rio business units for $40 million, less up to $5 million of certain assumed liabilities and subject to adjustment. In addition, SONICblue has entered into a definitive agreement with Opta Systems, LLC, a wholly owned subsidiary of Carmco Investments, LLC, which is expected to acquire substantially all of the assets of SONICblue's GoVideo business unit for approximately $12.5 million. The terms of the sale of these business units will require the approval of the Bankruptcy Court.

      "GoVideo is a proven and respected brand in the consumer electronics industry, known for innovative, high-quality video products," said Carmine Adimando, Chairman, Opta Systems. "We believe that Opta Systems can unlock GoVideo's true potential and take full advantage of the unprecedented growth in the digital video marketplace."

      "As the former vice president of worldwide sales for SONICblue and having served for 10 years as the Chief Executive Officer of Sensory Science, the original developers of the GoVideo product line, I understand this business better than anyone," said Roger Hackett, Vice Chairman, Opta Systems. "I am thrilled to have the opportunity to work closely with the management team again to take GoVideo to the heights we know it can achieve."

      "We have great confidence in our business units, and worked to develop a plan that would permit SONICblue to continue operating within the significant constraints imposed by our debt and legacy liabilities," said Gregory Ballard, Chief Executive Officer, SONICblue. "In the end, we and our financial advisors have concluded that the best outcome for our creditors and our employees is to sell our businesses to better heeled owners."

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      "We believe the proposed sale transactions will offer SONICblue's current product lines a stable and financially strong base that will enable product development and current services to carry on," continued Ballard. "The Chapter 11 filing will allow SONICblue to continue its business operations while moving to complete these sales, and will provide the basis for a seamless transition of its businesses. The continued support of our manufacturers and retailers will play an integral role in our ongoing efforts to make the changes that will enable the continued growth and success of our products," he said.

THE ASSET SALE PROCESS

      To facilitate cash liquidity, SONICblue has obtained the consent from its senior secured lender for interim use of cash collateral and post-petition financing in the form of an amendment to SONICblue's pre-petition credit agreement that will provide $4 million of additional financing. In addition, SONICblue intends to file "first day motions" with the Bankruptcy Court to support its employees, vendors and customers and to retain Houlihan Lokey Howard & Zukin Capital as financial advisors and Pillsbury Winthrop LLP as legal counsel.

      In conjunction with the Chapter 11 filing, and as required under Section 363 of the Bankruptcy Code, SONICblue also will file a motion for the establishment of bidding procedures for an auction that allows other qualified bidders to submit better offers for its assets. SONICblue anticipates that the sale of its business units will be completed by the end of April 2003, pending approval of the Bankruptcy Court and certain government regulatory agencies.

      Today's action follows negotiations with potential purchasers and various debt holders on how to best address the Company's significant amount of debt. Ultimately, SONICblue's senior management and its Board of Directors determined that these proposed transactions would provide the basis for the continued integrity of its products and provide the best possible result for SONICblue's creditors.

                                       ###

ABOUT SONICBLUE INCORPORATED

      SONICblue is a leader in the converging Internet, digital media, entertainment and consumer electronics markets. Working with partners that include some of the biggest brands in consumer electronics, SONICblue creates and markets products that let consumers enjoy all the benefits of a digital home and connected lifestyle. SONICblue holds a focused technology portfolio that includes Rio(R) digital audio players; ReplayTV(R) personal television technology and software solutions; and GoVideo(R) integrated DVD+VCRs, Dual-Deck(TM) VCRs, and digital home theater systems.

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ABOUT D&M HOLDINGS INC.

      D&M Holdings is based in Tokyo and is the parent company of Denon and Marantz, the global industry leaders in the specialist home theater, audio/video consumer electronics and professional audio markets, with a strong and long-standing heritage of manufacturing and marketing high-performance audio and video components.

ABOUT OPTA SYSTEMS, LLC

      Opta Systems is a wholly owned subsidiary of Carmco Investments, LLC, an investment and development company that works with growing companies on a global basis to expand their businesses in the area of consumer products. Opta Systems has expertise in the areas of marketing, product and business development, logistics, operations, finance and consumer and vendor relations to achieve long term sustainable enterprise value.

      The Carmco team is an experienced and influential group of proven executives that offers a depth of expertise to its partner companies and acquisitions. Carmco works actively with entrepreneurs and management teams to address the challenges of building a successful company in today's global economy.


FOR MORE INFORMATION:

PRESS CONTACT:                            INVESTOR CONTACTS:
Amanda Sanyal                             Ian Shea
SONICblue                                 SONICblue
(408) 588-8060                            (408) 588-8242


Except for the historical information contained herein, the matters set forth in this press release, including, but not limited to, SONICblue's exploration of strategic options, and expectations regarding continuing improvements in operational performance and the growth of the Company's businesses in the market, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the availability and feasibility of strategic options, general economic and industry conditions, the impact of competitive products and pricing and of alternative technological advances, the release of new products from SONICblue's competitors, the ability of SONICblue and its suppliers and partners to meet scheduled delivery and release dates, product engineering and marketing decisions of SONICblue and others, and other risks detailed from time to time in the SEC reports of SONICblue Incorporated, including its annual report on Form 10-K for the period ended December 31, 2001 and its quarterly report on Form 10-Q for the period ended September 30, 2002. These forward-looking statements speak only as of the date hereof. SONICblue disclaims any obligation to update these forward-looking statements.

Rio, GoVideo and ReplayTV are registered trademarks of SONICblue Incorporated. SONICblue and Dual-Deck are trademarks of SONICblue Incorporated.